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                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

Filed by the Registrant                                          [X]
Filed by a Party other than the Registrant                       [ ]

[ ]   Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material Under Rule 14a-12


                         CITIZENS FIRST FINANCIAL CORP.
                         ------------------------------
                (Name of Registrant as Specified in Its Charter)

                     --------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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                                          COMMITMENT & SERVICE
                                          What we look for in our leadership.
                                          What our choice for Directors will
                                          provide to our shareholders, our
                                          employees and customers.

          Remember to vote the               [PHOTO OF C. WILLIAM LANDEFELD,
               BLUE PROXY                 PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                          AND RONALD C. (RUSTY) WELLS,
                                                 CHAIRMAN OF THE BOARD]





             CITIZENS FIRST
             Financial Corp.
       2101 North Veterans Parkway        Speaking on behalf of the
          Bloomington, IL 61704           Company's Board of Directors, we are
                                          asking you to support our
For more information, please contact C.   recommendations, and
William Landefeld, President & Chief      VOTE THE BLUE PROXY in favor
      Executive Officer,                  of Art Mier and Carl Borngasser
 Citizens First Financial Corp.,          to our Board of Directors
          309/661-8700


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[PHOTO OF ART MIER]    Art and Carl are familiar with our          [PHOTO OF
                       organization and ready to "hit the       CARL BORNGASSER]
                       ground running" in their new
                       capacities as Directors.
                       Furthermore, Art and Carl are
                       homegrown people who know the
                       importance of having a local,
                       hometown bank for people to count
                       on.  Just as many of you have
                       counted on Citizens Savings Bank to
                       be there for you, we're hopeful we
                       can count on you this time, and your
                       vote for Art Mier and Carl
                       Borngasser on the BLUE PROXY.

ART MIER
   Art is owner of On Hand Safety Supplies which operates on-site safety stores at major manufacturing facilities such as Caterpillar and Mitsubishi. However, he's no stranger to the financial world, having been a Trust Officer at Peoples Bank for five years. He also holds a degree in Economics from Notre Dame. Art and his wife Sandra reside in Bloomington. They have two grown children, Blake and Lisa. Art serves as a Director of nine different community, charitable, business and social organizations, including McLean County United Way and McLean County Red Cross.

COMMITMENT & SERVICE
   Our commitment to providing unmatched service to all our customers starts at the top. It is a belief shared by all of our directors and employees of Citizens Savings Bank.
    We continue to grow and change with the times, adding new Directors, new products, new services and more conveniences. But one thing will never change our commitment and our service will be unmatched.
    It's a commitment that starts at the top and continues throughout our company.

CARL BORNGASSER
    Carl spent his entire working life in the banking business, first in Peoria, then at his hometown bank, Fairbury Federal Savings, where he served 36 years, the last 20 as President. He came to Citizens as Executive Vice President and Director when Fairbury Savings and Citizens merged. He retired from his Exec VP position in 1996. Carl and his wife, Georgann still reside in their native community. They have two children and five grandchildren. Carl remains active in his community, serving as a Trustee of his church and a member of the Livingston County Board.